UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2008, Health Management Associates, Inc. (“HMA”) issued a press release regarding (i) its financial condition as of June 30, 2008 and its results of operations for the three and six months then ended and (ii) updated earnings guidance for the year ending December 31, 2008. HMA’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 31, 2008, the holders of approximately $282.5 million in principal face value 1.50% Convertible Senior Subordinated Notes due 2023 (the “2023 Notes”) exercised their contractual rights to require HMA to repurchase their notes for a cash purchase price equal to 100% of the note’s principal face amount, plus accrued and unpaid interest. HMA used its available cash on hand to repurchase such notes on August 1, 2008 for approximately $288.7 million. The holders of $0.2 million in principal face value 2023 Notes did not require HMA to repurchase their notes and, accordingly, such notes remain outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Health Management Associates, Inc. on August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: August 5, 2008	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and
Chief Financial Officer